Exhibit 10.18

AMENDMENT NO. 2 TO AMENDED AND RESTATED

SENIOR MANAGEMENT AGREEMENT

AMENDMENT NO. 2, dated as of this February 20, 2009, to AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT between Cohen Brothers, LLC, a Delaware Limited Liability Company (the “Company”), and Christopher Ricciardi (the “Executive”).

WHEREAS, the Company and Executive are parties to an Amended and Restated Senior Management Agreement dated as of January 31, 2007 (as amended by Amendment No. 1 thereto, the “Existing Agreement”);

WHEREAS, the Company is currently negotiating an Agreement and Plan of Merger pursuant to which it is contemplated that the Company and certain other parties will enter into a series of transactions (the “Transactions”) that is expected to result in the Company becoming a subsidiary of a Alesco Financial Inc., a publicly traded Maryland corporation (“Alesco”);

WHEREAS, the Company and Executive desire to enter into this Amendment No. 2 to further amend certain terms of the Existing Agreement;

WHEREAS, the Company and Executive have obtained the prior written consent of each of the Selling Members to enter into this Amendment No. 2 pursuant to Section 9(k) of the Existing Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment No. 2, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agrees as follows:

Section 1. Defined Terms. For purposes of this Amendment No. 2, unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Existing Agreement.

Section 2. Position. Effective as of the consummation of the Transactions, Executive shall serve as the President of the Company and is expected to serve as the President of Alesco.

Section 3. Waiver of Put Rights. Pursuant to Section 9(k) of the Existing Agreement, effective as of the consummation of the Transactions, Executive hereby permanently and forever waives, relinquishes and forfeits any and all rights to which he is now entitled or in which he is vested (and which may become entitled or vested) under Section 2(f) of the Existing Agreement.

Section 4. Amendment of Section 4(b)(ii). Effective as of the consummation of the Transactions, Section 4(b)(ii) of the Existing Agreement is hereby amended and restated in its entirety to read as follows: “(ii) For each compensation year completed during the Service Period, Executive shall be eligible for an annual bonus to be determined in accordance with the Executive Cash Bonus Plan of Alesco.”

Section 5. Effect of Amendment. This Amendment No. 2 shall be effective and the Existing Agreement shall be deemed to be modified and amended in accordance herewith upon the receipt by the parties hereto of counterparts hereof executed and delivered on behalf of each of the parties hereto. Except as provided in this Amendment No. 2, the Existing Agreement shall remain in full force and effect in accordance with its terms.

Section 6. Governing Law. THE EXISTING AGREEMENT AND THIS AMENDMENT NO. 2 SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISIONS OR RULES THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF PENNSYLVANIA, EXCEPT THAT THE LAW OF DELAWARE SHALL APPLY TO GOVERN ALL QUESTIONS CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS SECURITY HOLDERS.

Section 7. Counterparts. This Amendment No. 2 may be executed by the parties hereto in separate counterparts (including by means of facsimile), each of which counterparts will for all purposes be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

(Signature on following page)

IN WITNESS WHEREOF, this Amendment No. 2 to Amended and Restated Senior Management Agreement has been duly executed as of the date first written above.

COHEN BROTHERS, LLC

By:	/s/ RACHAEL FINK
Name: Rachael Fink
Its: General Counsel

/s/ CHRISTOPHER RICCIARDI
Christopher Ricciardi